Financial Results

4th Quarter and Full Year 2024

Advantage Solutions Reports Fourth Quarter and 2024 Results: Transformation Initiatives Continue to Strengthen the Company

Delivered Adjusted EBITDA growth through strong execution and cost discipline

Continued progress on the transformation to enhance capabilities and increase operating efficiencies

Management expects growth in Revenues and Adjusted EBITDA in 2025

ST. LOUIS, March 7, 2025 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” “Advantage Solutions,” the “Company,” “we,” or “our”), a leading business solutions provider to consumer goods manufacturers and retailers, today reported financial results for the three and 12 months ended December 31, 2024.

Unless otherwise noted, results presented in this release are from continuing operations, and comparisons are on a prior year basis. Revenues for the three months were $892.3 million compared with $991.9 million, and net loss was $177.9 million compared to a net loss of $2.7 million. Revenues for the full year were $3,566.3 million compared with $3,900.1 million, and net loss was $378.4 million compared to a net loss of $81.2 million.

Q4 and 2024 Full Year Financial Highlights

Organic revenues(1) in Q4 declined 2.4% and increased 1% for the full year. Adjusted EBITDA increased 8.9% to $94.6 million in Q4 and 1.1% to $356.0 million for the full year compared to the prior year.

Achieved healthy profit performance in 2024 across Experiential Services and Retailer Services, while right-sizing Branded Services to adjust to the demand environment.
The Company remains focused on disciplined capital allocation with 2024 voluntary debt repurchases and share buybacks of approximately $158 million and $34 million, respectively.

“In 2024, we made solid progress against our ongoing transformation and took operational actions to remain resilient in a dynamic market,” said Advantage CEO Dave Peacock. “We believe we are in a better position today to navigate market uncertainties as we execute on key initiatives designed to increase our operating efficiencies and capabilities, bringing greater speed, precision and insight to our clients, while positioning the company to accelerate growth in the coming years.”

Consolidated Financial Summary from Continuing Operations
(amounts in thousands)	Three Months Ended December 31,		Change (Reported)		Organic(1)
	2024	2023	$	%	%
Total Revenues	$892,285	$991,948	$(99,663)	(10.0%)	(2.4%)
Total Net Loss	$(177,935)	$(2,663)	$(175,272)	NMF
Total Adjusted EBITDA	$94,555	$86,825	$7,730	8.9%
Adjusted EBITDA Margin	10.6%	8.8%

	Year Ended December 31,		Change (Reported)		Organic(1)
	2024	2023	$	%	%
Total Revenues	$3,566,324	$3,900,125	$(333,801)	(8.6%)	1.0%
Total Net Loss	$(378,404)	$(81,211)	$(297,193)	NMF
Total Adjusted EBITDA	$356,014	$352,248	$3,766	1.1%
Adjusted EBITDA Margin	10.0%	9.0%

(1)
Excludes ~$76 million and ~$374 million in 4Q’23 and 2023, respectively, related to the deconsolidation of the European JV, which occurred in 4Q’23.

NMF = Not Meaningful

Advantage Solutions Inc. | Page 1

Financial Results

4th Quarter and Full Year 2024

Segment Financial Summary from Continuing Operations
Revenues
Segment	Three Months Ended December 31,				Year Ended December 31,
(amounts in thousands)	2024	2023	YoY (Reported)	Organic(1)	2024	2023	YoY (Reported)	Organic(1)
Branded Services	$323,584	$431,282	(25.0%)	(7.5%)	$1,306,336	$1,758,417	(25.7%)	(4.4%)
Experiential Services	$325,439	$308,727	5.4%		$1,295,029	$1,159,449	11.7%
Retailer Services	$243,262	$251,939	(3.4%)		$964,959	$982,259	(1.8%)
Total	$892,285	$991,948	(10.0%)	(2.4%)	$3,566,324	$3,900,125	(8.6%)	1.0%
Operating (Loss) Income
	Three Months Ended December 31,				Year Ended December 31,
Segment	2024	2023	YoY (Reported)		2024	2023	YoY (Reported)
Branded Services	$(176,973)	$15,586	NMF		$(318,573)	$27,193	NMF
Experiential Services	$(3,103)	$845	NMF		$255	$3,295	(92.3%)
Retailer Services	$9,479	$4,231	124.0%		$23,335	$16,101	44.9%
Total	$(170,597)	$20,662	NMF		$(294,983)	$46,589	NMF
Adjusted EBITDA
	Three Months Ended December 31,				Year Ended December 31,
Segment	2024	2023	YoY (Reported)		2024	2023	YoY (Reported)
Branded Services	$55,470	$49,385	12.3%		$181,465	$203,683	(10.9%)
Experiential Services	$13,134	$13,211	(0.6%)		$75,697	$53,003	42.8%
Retailer Services	$25,951	$24,229	7.1%		$98,852	$95,562	3.4%
Total	$94,555	$86,825	8.9%		$356,014	$352,248	1.1%

Branded Services	Experiential Services	Retailer Services
Right sized the business in 2024 for future growth, while navigating market headwinds.	Strong 2024 performance driven by improved execution and an increase in events per day.	Solid execution in 2024 led to Adjusted EBITDA growth and margin expansion.
Streamlined areas for better workflow and saw a positive response with retailers served on behalf of CPG clients.	Fixed cost leverage drove gains in operating efficiency.	Focused on growing retail merchandising and retail media services, while developing service lines in market adjacencies.

(1)
Excludes ~$76 million and ~$374 million in 4Q’23 and 2023, respectively, related to the deconsolidation of the European JV, which occurred in 4Q’23.

NMF=Not Meaningful

Advantage Solutions Inc. | Page 2

Financial Results

4th Quarter and Full Year 2024

Cash Flow and Balance Sheet Highlights

(amounts in millions)	Twelve Months Ended December 31, 2024
Adjusted Unlevered Free Cash Flow and as % of Adjusted EBITDA(1)	~$335 / 89%
Capex	~$55
Share Repurchases	~$34 (~9 million shares)
Gross Debt	~$1,721
Cash and Cash Equivalents	~$205
Voluntary Repurchases of Debt	~$158 (Face Value)
Net Leverage Ratio(1)	4.0x (Trailing 12-months)

Fiscal Year 2025 Outlook

Revenues	Up low single-digits
Adjusted EBITDA	Up low single-digits
Adjusted Unlevered Free Cash Flow Conversion	>50% of Adjusted EBITDA
Net Interest Expense	$140 million to $150 million
Capex	$65 million to $75 million

2025 revenue outlook excludes pass-through costs. 2025 guidance compares to 2024 on a continuing operations basis.

Conference Call Details
Date/Time	Mar. 7, 2025, 8:30 am EST
Dial-in (10 minutes before the call)	800-225-9448 within the United States or +1-203-518-9708 outside the United States Dial-in Code: ADVQ4
Webcast	Available at: ADV 4Q and 2024 FY Earnings Webcast
Replay	844-512-2921 within the United States or +1-412-317-6671 outside the United States Replay ID: 11158219

Media Contact: Peter Frost | press@youradv.com

Investor Contact: Ruben Mella | investorrelations@youradv.com

(1) On a continuing and discontinued operations basis

Advantage Solutions Inc. | Page 3

Financial Results

4th Quarter and Full Year 2024

About Advantage Solutions

Advantage Solutions is the leading omnichannel retail solutions agency in North America, uniquely positioned at the intersection of consumer-packaged goods (CPG) brands and retailers. With its data- and technology-powered services, Advantage leverages its unparalleled insights, expertise and scale to help brands and retailers of all sizes generate demand and get products into the hands of consumers, wherever they shop. Whether it’s creating meaningful moments and experiences in-store and online, optimizing assortment and merchandising, or accelerating e-commerce and digital capabilities, Advantage is the trusted partner that keeps commerce and life moving. Advantage has offices throughout North America and strategic investments and owned operations in select international markets. For more information, please visit YourADV.com.

Included with this press release are the Company’s consolidated and condensed financial statements as of and for the three months and year ended December 31, 2024. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission (the "SEC") on March 7, 2025.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business and projected financial results. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; future potential pandemics or health epidemics; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K to be filed by the Company with the SEC on March 7, 2025, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Advantage Solutions Inc. | Page 4

Financial Results

4th Quarter and Full Year 2024

Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations, Adjusted EBITDA by Segment, Adjusted Unlevered Free Cash Flow and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations, Adjusted EBITDA by Segment, Adjusted Unlevered Free Cash Flow, and Net Debt provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations and Adjusted EBITDA by Segment are supplemental non-GAAP financial measures of our operating performance. Adjusted EBITDA from Continuing Operations and Adjusted EBITDA from Discontinued Operations mean net (loss) income before (i) interest expense (net), (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) amortization of intangible assets, (v) impairment of goodwill, (vi) changes in fair value of warrant liability, (vii) stock based compensation expense, (viii) equity-based compensation of Karman Topco L.P., (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition and divestiture related expenses, (xi) (gain) loss on divestitures, (xii) restructuring expenses, (xiii) reorganization expenses, (xiv) litigation expenses (recovery), (xv) costs associated with COVID-19, net of benefits received, (xvi) costs associated with (recovery from) the Take 5 Matter, (xvii) EBITDA for economic interests in investments and (xviii) other adjustments that management believes are helpful in evaluating our operating performance.

Adjusted EBITDA by Segment means, with respect to each segment, operating income (loss) from continuing operations before (i) depreciation, (ii) amortization of intangible assets, (iii) impairment of goodwill, (iv) stock based compensation expense, (v) equity-based compensation of Karman Topco L.P., (vi) fair value adjustments of contingent consideration related to acquisitions, (vii) acquisition and divestiture related expenses, (viii) restructuring expenses, (ix) reorganization expenses, (x) litigation expenses (recovery), (xi) costs associated with COVID-19, net of benefits received, (xii) costs associated with (recovery from) the Take 5 Matter, (xiii) EBITDA for economic interests in investments and (xiv) other adjustments that management believes are helpful in evaluating our operating performance, in each case, attributable to such segment.

Adjusted EBITDA Margin means Adjusted EBITDA from Continuing Operations divided by total revenues.

Adjusted Unlevered Free Cash Flow represents net cash provided by (used in) operating activities from continuing and discontinued operations less purchase of property and equipment as disclosed in the Statements of Cash Flows further adjusted by (i) cash payments for interest, (ii) cash received from interest rate derivatives, (iii) cash paid for income taxes; (iv) cash paid for acquisition and divestiture related expenses, (v) cash paid for restructuring expenses, (vi) cash paid for reorganization expenses, (vii) cash paid for contingent earnout payments included in operating cash flow, (viii) cash paid for costs associated with COVID-19, net of benefits received, (ix) cash paid for costs associated with the Take 5 Matter, (x) net effect of foreign currency fluctuations on cash, and (xi) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA means Adjusted Unlevered Free Cash Flow divided by Adjusted EBITDA from Continuing Operations and Adjusted EBITDA from Discontinued Operations.

Advantage Solutions Inc. | Page 5

Financial Results

4th Quarter and Full Year 2024

Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment.

Advantage Solutions Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenues	$892,285	$991,948	$3,566,324	$3,900,125
Cost of revenues (exclusive of depreciation and amortization shown separately below)	760,913	862,402	3,059,052	3,415,046
Selling, general, and administrative expenses	74,219	78,065	324,596	250,235
Impairment of goodwill and indefinite-lived asset	175,500	43,500	275,170	43,500
Gain on deconsolidation of subsidiaries	—	(58,891)	—	(58,891)
Depreciation and amortization	51,622	51,420	204,553	208,856
Income from equity method investments	628	(5,210)	(2,064)	(5,210)
Total operating expenses	1,062,882	971,286	3,861,307	3,853,536
Operating (loss) income from continuing operations	(170,597)	20,662	(294,983)	46,589
Other (income) expenses:
Change in fair value of warrant liabilities	(225)	(873)	(584)	(286)
Interest expense, net	32,308	45,851	146,792	165,734
Total other expenses, net	32,083	44,978	146,208	165,448
Loss from continuing operations before income taxes	(202,680)	(24,316)	(441,191)	(118,859)
Benefit from income taxes from continuing operations	(24,745)	(21,653)	(62,787)	(37,648)
Net loss from continuing operations	(177,935)	(2,663)	(378,404)	(81,211)
Net (loss) income from discontinued operations, net of tax	(109)	20,385	53,634	20,829
Net (loss) income	(178,044)	17,722	(324,770)	(60,382)
Less: net income from continuing operations attributable to noncontrolling interest, net of tax	—	—	—	2,346
Less: net income from discontinued operations attributable to noncontrolling interest, net of tax	—	359	2,192	594
Net (loss) income attributable to stockholders of Advantage Solutions Inc.	$(178,044)	$17,363	$(326,962)	$(63,322)

Net (loss) income per common share:
Basic loss per common share from continuing operations attributable to stockholders of Advantage Solutions Inc.	$(0.55)	$(0.01)	$(1.18)	$(0.26)
Basic earnings per common share from discontinued operations attributable to stockholders of Advantage Solutions Inc.	$(0.00)	$0.06	$0.16	$0.06

Diluted net (loss) earnings per share:
Diluted loss per common share from continuing operations attributable to stockholders of Advantage Solutions Inc.	$(0.55)	$(0.01)	$(1.18)	$(0.26)
Diluted earnings per common share from discontinued operations attributable to stockholders of Advantage Solutions Inc.	$(0.00)	$0.06	$0.16	$0.06
Weighted-average number of common shares:
Basic	321,080,571	324,639,562	321,515,982	323,677,515
Diluted	321,080,571	324,639,562	321,515,982	323,677,515

Advantage Solutions Inc. | Page 6

Financial Results

4th Quarter and Full Year 2024

Advantage Solutions Inc.

Consolidated Balance Sheet

(Unaudited)

	December 31,
(in thousands, except share data)	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$205,233	$120,839
Restricted cash	15,518	16,363
Accounts receivable, net of allowance for expected credit losses of $13,047 and $29,294, respectively	603,069	659,499
Prepaid expenses and other current assets	86,918	115,921
Current assets of discontinued operations	—	99,412
Total current assets	910,738	1,012,034
Property and equipment, net	97,763	64,708
Goodwill	477,021	710,191
Other intangible assets, net	1,332,578	1,551,828
Investments in unconsolidated affiliates	226,510	210,829
Other assets	61,907	43,543
Other assets of discontinued operations	—	186,190
Total assets	3,106,517	3,779,323
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$13,250	$13,274
Accounts payable	158,485	172,894
Accrued compensation and benefits	129,486	161,447
Other accrued expenses	134,677	144,415
Deferred revenues	24,164	26,598
Current liabilities of discontinued operations	—	22,669
Total current liabilities	460,062	541,297
Long-term debt, net of current portion	1,686,690	1,848,118
Deferred income tax liabilities	146,889	204,136
Other long-term liabilities	64,141	74,555
Other liabilities of discontinued operations	—	7,140
Total liabilities	2,357,782	2,675,246

Commitments and contingencies
Equity attributable to stockholders of Advantage Solutions Inc.
Preferred stock, no par value, 10,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Common stock, $0.0001 par value, 3,290,000,000 shares authorized; 320,773,096 and 322,235,261 shares issued and outstanding as of December 31, 2024 and 2023, respectively	32	32
Additional paid in capital	3,466,221	3,449,261
Accumulated deficit	(2,641,612)	(2,314,650)
Loans to Karman Topco L.P.	(7,029)	(6,387)
Accumulated other comprehensive loss	(15,861)	(3,945)
Treasury stock, at cost; 12,400,075 and 3,600,075 shares as of December 31, 2024 and 2023, respectively	(53,016)	(18,949)
Total equity attributable to stockholders of Advantage Solutions Inc.	748,735	1,105,362
Nonredeemable noncontrolling interest	—	(1,285)
Total stockholders' equity	748,735	1,104,077
Total liabilities and stockholders' equity	$3,106,517	$3,779,323

Advantage Solutions Inc. | Page 7

Financial Results

4th Quarter and Full Year 2024

Advantage Solutions Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(378,404)	$(81,211)
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash interest expense (income)	5,227	(7,728)
Deferred financing fees related to repricing of long-term debt	1,079	—
Amortization of deferred financing fees	6,766	8,292
Impairment of goodwill and indefinite-lived asset	275,170	43,500
Depreciation and amortization	204,553	208,856
Change in fair value of warrant liability	(584)	(286)
Fair value adjustments related to contingent consideration	1,678	11,152
Deferred income taxes	(57,307)	(80,416)
Equity-based compensation of Karman Topco L.P.	723	(2,524)
Stock-based compensation	31,019	38,933
Income from equity method investments	(2,064)	(5,511)
Distribution received from equity method investments	3,289	2,100
Gain on deconsolidation of subsidiaries	—	(58,891)
Gain on repurchases of Senior Secured Notes and Term Loan Facility debt	(9,141)	(8,665)
Loss on disposal of property and equipment	1,274	3,318
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable, net	51,154	38,899
Prepaid expenses and other assets	28,396	100,841
Accounts payable	(12,918)	(23,066)
Accrued compensation and benefits	(30,380)	27,458
Deferred revenues	(2,129)	8,551
Other accrued expenses and other liabilities	(24,306)	4,890
Net cash provided by operating activities	93,095	228,492
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments in unconsolidated affiliates	(13,932)	(3,023)
Purchase of property and equipment	(7,838)	(20,691)
Purchase of capitalized software	(47,501)	(20,872)
Proceeds from divestitures, net of cash	275,717	21,108
Deconsolidation of subsidiaries cash and cash equivalents and restricted cash, net of proceeds	—	(31,465)
Proceeds from sale of investments in unconsolidated affiliates	—	4,428
Net cash provided by (used in) investing activities	206,446	(50,515)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under lines of credit	—	99,538
Payments on lines of credit	—	(99,102)
Principal payments on long-term debt	(13,131)	(13,294)
Repurchases of Senior Secured Notes and Term Loan Facility debt	(147,122)	(156,559)
Debt issuance costs	(971)	—
Proceeds from issuance of common stock	2,294	2,248
Payments for taxes related to net share settlement under 2020 Incentive Award Plan	(12,765)	(1,880)
Contingent consideration payments	(5,655)	(1,867)
Holdback payments	—	(944)
Redemption of noncontrolling interest	—	(154)
Purchase of treasury stock	(34,067)	(6,382)
Net cash used in financing activities	(211,417)	(178,396)
Net effect of foreign currency changes on cash, cash equivalents and restricted cash	(4,575)	1,800
Net change in cash, cash equivalents and restricted cash	83,549	1,381
Cash, cash equivalents and restricted cash, beginning of period	137,202	135,821
Cash, cash equivalents and restricted cash, end of period	$220,751	$137,202

Advantage Solutions Inc. | Page 8

Financial Results

4th Quarter and Full Year 2024

Advantage Solutions Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

Continuing Operations	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net loss from continuing operations	$(177,935)	$(2,663)	$(378,404)	$(81,211)
Add:
Interest expense, net	32,308	45,851	146,792	165,734
Benefit from income taxes from continuing operations	(24,745)	(21,653)	(62,787)	(37,648)
Depreciation and amortization	51,622	51,420	204,553	208,856
Impairment of goodwill and indefinite-lived asset	175,500	43,500	275,170	43,500
Gain on deconsolidation of subsidiaries	—	(58,891)	—	(58,891)
Changes in fair value of warrant liability	(225)	(873)	(584)	(286)
Stock-based compensation expense (a)	6,794	9,533	31,019	38,933
Equity-based compensation of Karman Topco L.P. (b)	1,381	754	723	(2,524)
Fair value adjustments related to contingent consideration related to acquisitions (c)	—	665	1,678	11,152
Acquisition and divestiture related expenses (d)	39	142	(1,168)	3,206
Restructuring expenses (e)	5,933	—	30,051	—
Reorganization expenses (f)	14,820	17,829	88,800	56,133
Litigation (recovery) expenses (g)	482	855	(1,940)	9,519
Costs associated with COVID-19, net of benefits received (h)	—	(2)	—	3,283
Costs associated with the Take 5 Matter, net of (recoveries) (i)	764	63	1,845	(1,380)
EBITDA for economic interests in investments (j)	7,817	295	20,266	(6,128)
Adjusted EBITDA from Continuing Operations	$94,555	$86,825	$356,014	$352,248

Discontinued Operations	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net income from discontinued operations, net of tax	$(108)	$20,879	$53,634	$20,829
Add:
Interest expense, net	—	—	48	68
Provision for income taxes from discontinued operations	(53)	4,652	41,318	8,639
Depreciation and amortization	—	2,970	4,695	15,841
(Gain) loss on divestitures (k)	160	(1,140)	(95,099)	19,068
Stock-based compensation expense (a)	—	837	(2,808)	3,947
Fair value adjustments related to contingent consideration related to acquisitions (c)	—	(1,894)	1,883	(790)
Acquisition and divestiture related expenses (d)	—	2,361	5,537	3,818
Reorganization expenses (f)	—	(209)	9,535	888
EBITDA for economic interests in investments (j)	1	(364)	(384)	(274)
Adjusted EBITDA from Discontinued Operations	$—	$28,092	$18,359	$72,034

Advantage Solutions Inc. | Page 9

Financial Results

4th Quarter and Full Year 2024

Advantage Solutions Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment

(Unaudited)

Branded Services segment	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Operating (loss) income	$(176,973)	$15,586	$(318,573)	$27,193
Add:
Depreciation and amortization	32,811	34,382	130,212	140,932
Impairment of goodwill and indefinite-lived asset	175,500	43,500	275,170	43,500
Gain on deconsolidation of subsidiaries	—	(58,891)	—	(58,891)
Stock-based compensation expense (a)	3,839	4,342	12,391	15,651
Equity-based compensation of Karman Topco L.P. (b)	1,521	522	2,445	(687)
Fair value adjustments related to contingent consideration related to acquisitions (c)	—	665	1,678	11,136
Acquisition and divestiture related expenses (d)	15	293	168	1,777
Restructuring expenses (e)	3,951	—	19,343	—
Reorganization expenses (f)	6,047	8,459	35,910	28,739
Litigation expenses (g)	178	187	610	2,181
Costs associated with COVID-19, net of benefits received (h)	—	3	—	(323)
Costs associated with the Take 5 Matter, net of (recoveries) (i)	764	63	1,845	(1,380)
EBITDA for economic interests in investments (j)	7,817	274	20,266	(6,145)
Branded Services segment Adjusted EBITDA	$55,470	$49,385	$181,465	$203,683

Experiential Services segment	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Operating income (loss)	$(3,103)	$845	$255	$3,295
Add:
Depreciation and amortization	10,504	9,298	41,728	36,584
Stock-based compensation expense (a)	292	(1,560)	7,761	(3,420)
Equity-based compensation of Karman Topco L.P. (b)	(42)	129	(825)	(805)
Fair value adjustments related to contingent consideration related to acquisitions (c)	—	—	—	7
Acquisition and divestiture related expenses (d)	10	71	47	512
Restructuring expenses (e)	938	—	4,368	—
Reorganization expenses (f)	4,363	3,869	21,757	12,099
Litigation expenses (recoveries) (g)	172	566	606	1,842
Costs associated with COVID-19, net of benefits received (h)	—	(7)	—	2,889
Experiential Services segment Adjusted EBITDA	$13,134	$13,211	$75,697	$53,003

Advantage Solutions Inc. | Page 10

Financial Results

4th Quarter and Full Year 2024

Retailer Services segment	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Operating (loss) income	$9,479	$4,231	$23,335	$16,101
Add:
Depreciation and amortization	8,307	7,740	32,613	31,340
Stock-based compensation expense (a)	2,663	6,751	10,867	26,702
Equity-based compensation of Karman Topco L.P. (b)	(98)	103	(897)	(1,032)
Fair value adjustments related to contingent consideration related to acquisitions (c)	—	—	—	9
Acquisition and divestiture related expenses (d)	14	(222)	(1,383)	917
Restructuring expenses (e)	1,044	—	6,340	—
Reorganization expenses (f)	4,410	5,501	31,133	15,295
Litigation (recovery) expenses (g)	132	102	(3,156)	5,496
Costs associated with COVID-19, net of benefits received (h)	—	2	—	717
EBITDA for economic interests in investments (j)	—	21	—	17
Retailer Services segment Adjusted EBITDA	$25,951	$24,229	$98,852	$95,562

(a)

Represents non-cash compensation expense related to performance stock units, restricted stock units, and stock options under the 2020 Advantage Solutions Incentive Award Plan and the Advantage Solutions 2020 Employee Stock Purchase Plan.

(b)

Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. made to one of the sponsors of Advantage and (ii) equity-based compensation expense associated with the Common Series C Units of Karman Topco L.P.

(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, for the applicable periods.
(d)	Represents fees and costs associated with activities related to our acquisitions, divestitures, and related activities, including professional fees, due diligence, and integration activities.
(e)

Restructuring charges including programs designed to integrate and reduce costs intended to further improve efficiencies in operational activities and align cost structures consistent with revenue levels associated with business changes. Restructuring expenses include costs associated with the Voluntary Early Retirement Program ("VERP") and employee termination benefits associated with a reduction-in-force ("2024 RIF") and other optimization initiatives.

(f)	Represents fees and costs associated with various internal reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs.
(g)	Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities.
(h)

Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.

(i)

Represents cash receipts from an insurance policy for claims related to the Take 5 Matter and costs associated with investigation and remediation activities related to the Take 5 Matter, primarily professional fees and other related costs.

(j)

Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

(k)	Represents gains and losses on disposal of assets related to divestitures and losses on sale of businesses and assets held for sale, less cost to sell.

Advantage Solutions Inc. | Page 11

Financial Results

4th Quarter and Full Year 2024

Advantage Solutions Inc.

Net Debt and Adjusted Unlevered Free Cash Flow Reconciliation

(Unaudited)

(amounts in thousands)	Year Ended December 31, 2024
Current portion of long-term debt	$13,250
Long-term debt, net of current portion	1,686,690
Less: Debt issuance costs	21,142
Total Debt	1,721,082
Less: Cash and cash equivalents	(205,233)
Total Net Debt	$1,515,849

Adjusted EBITDA from Continuing and Discontinued Operations	$374,373
Net Debt / Adjusted EBITDA ratio	4.0	x

(amounts in thousands)	Year Ended December 31, 2024
Net cash provided by operating activities from continuing and discontinued operations	$99,532
Less:
Purchase of property and equipment	(10,358)
Purchase of capitalized software	(47,501)
Cash received from interest rate derivatives	(30,824)
Add:
Cash payments for interest	163,202
Cash payments for income taxes	31,269
Cash paid for acquisition and divestiture related expenses (l)	6,324
Cash paid for restructuring expenses (m)	15,983
Cash paid for reorganization expenses (n)	97,969
Cash paid for contingent consideration included in operating activities (o)	12,135
Cash paid (received) for costs associated with (recovery from) the Take 5 Matter (p)	1,845
Net effect of foreign currency fluctuations on cash	(4,987)
Adjusted Unlevered Free Cash Flow	$334,589

Numerator - Adjusted Unlevered Free Cash Flow	$334,589
Denominator - Adjusted EBITDA from Continuing and Discontinued Operations (q)	$374,373
Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA	89.4%

Advantage Solutions Inc. | Page 12

Financial Results

4th Quarter and Full Year 2024

Advantage Solutions Inc.

Reconciliation Net Income (Loss) to Adjusted EBITDA

(Unaudited)

(amounts in thousands)	Year Ended December 31, 2024

Net Loss	$(324,770)
Add:
Interest expense, net	146,840
(Benefit from) provision for income taxes	(21,469)
Depreciation and amortization	209,248
Impairment of goodwill and indefinite-lived asset	275,170
(Gain) loss on divestitures (k)	(95,099)
Change in fair value of warrant liability	(584)
Stock-based compensation expense (a)	28,211
Equity-based compensation of Karman Topco L.P. (b)	723
Fair value adjustments related to contingent consideration related to acquisitions (c)	3,561
Acquisitions and divestiture related expenses (d)	4,369
Restructuring expenses (e)	30,051
Reorganization expenses (e)	98,335
Litigation expenses (recovery) (g)	(1,940)
Costs associated with (recovery from) the Take 5 Matter (i)	1,845
EBITDA for economic interests in investments (j)	19,882
Total Adjusted EBITDA from Continuing and Discontinued Operations(q)	$374,373

(a)

Represents non-cash compensation expense related to performance stock units, restricted stock units, and stock options under the 2020 Advantage Solutions Incentive Award Plan and the Advantage Solutions 2020 Employee Stock Purchase Plan.

(b)

Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. made to one of the sponsors of Advantage and (ii) equity-based compensation expense associated with the Common Series C Units of Karman Topco L.P.

(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, for the applicable periods.
(d)	Represents fees and costs associated with activities related to our acquisitions, divestitures, and related activities, including professional fees, due diligence, and integration activities.
(e)

Restructuring charges including programs designed to integrate and reduce costs intended to further improve efficiencies in operational activities and align cost structures consistent with revenue levels associated with business changes. Restructuring expenses include costs associated with the VERP and employee termination benefits associated with the 2024 RIF and other optimization initiatives.

(f)	Represents fees and costs associated with various internal reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs.
(g)	Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities.
(h)

Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.

(i)

Represents cash receipts from an insurance policy for claims related to the Take 5 Matter and costs associated with investigation and remediation activities related to the Take 5 Matter, primarily professional fees and other related costs.

(j)

Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

(k)	Represents gains and losses on disposal of assets related to divestitures and losses on sale of businesses and assets held for sale, less cost to sell.
(l)	Represents cash paid included in operating cash flow for our contingent consideration liabilities related to our acquisitions.
(m)

Represents cash paid for restructuring charges including programs designed to integrate and reduce costs intended to further improve efficiencies in operational activities and align cost structures consistent with revenue levels associated with business changes. Restructuring expenses include costs associated with the VERP and employee termination benefits associated with the 2024 RIF and other optimization initiatives.

(n)	Represents cash paid for fees and costs associated with various reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs.
(o)	Represents cash paid included in operating cash flow for our contingent consideration liabilities related to our acquisitions.
(p)	Represents cash paid for costs associated with the Take 5 Matter, primarily, professional fees and other related costs.
(q)	Represents unaudited periods January 1, 2024 to December 31, 2024 to sum up to the last twelve months of financials inclusive of discontinued operations (summations are unaudited).

Advantage Solutions Inc. | Page 13